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Rise Gold Announces Amendment of Warrants

June 17, 2022 - Grass Valley, California - Rise Gold Corp. (CSE: RISE, OTCQX: RYES) (the "Company") announces its plans to extend the expiry dates of 6,308,310 common share purchase warrants by two years and to include an accelerated expiry provision.

Between July 3, 2019 and September 21, 2020 the Corporation issued a total of 6,308,310 warrants (the "Warrants") to purchase shares of common stock in the Corporation in connection with various private placement financings and debt financings.  3,959,727 of these Warrants were granted with an exercise price of CAD $1.00 per share ("CAD Priced Warrants") with expiry dates ranging from July 3, 2022 to September 9, 2022, and 2,348,583 of these warrants were granted with an exercise price of US$1.00 per share ("USD Priced Warrants") with expiry dates ranging from July 31, 2022 to September 21, 2022.  None of these warrants have been exercised to date. The proposed amendments shall become effective June 18, 2022.  In accordance with the policies of the Canadian Securities Exchange (the "CSE"), no compensation warrants issued in connection with the prior financings are being extended.

Details of the proposed amendments are set out in the table below:

# of Warrants Originally Granted	Date of Issuance	Original Expiry Date	Exercise Price	Amended Expiry Date
518,406	July 3, 2019	July 3, 2022	CAD$1.00	July 3, 2024
2,291,321	August 19, 2019	August 19, 2022	CAD$1.00	August 19, 2024
1,150,000	September 9, 2019	September 9, 2022	CAD$1.00	September 9, 2024
2,181,917	July 31, 2020	July 31, 2022	USD$1.00	July 31, 2024
166,666	September 21, 2020	September 21, 2022	USD$1.00	September 21, 2024

In addition to extending the expiry date of the Warrants, the Warrants will be amended to include an accelerated expiry provision.  If during the unexpired term of the Warrants, but after the original expiry date of the Warrants has passed:

(a) in the case of CAD Priced Warrants, the closing price of the Corporation's shares of common stock on the CSE equals or exceeds CAD$1.50 for any 10 consecutive trading days; or

(b) in the case of USD Priced Warrants, the closing price of the Corporation's shares of common stock on the CSE equals or exceeds CAD$2.00 for any 10 consecutive trading days the Corporation may accelerate the expiry time of the Warrants by giving written notice to the Holder that the Warrants will expire 30 days from the date of providing such notice.

All other terms and conditions of the Warrants remain unchanged.

655,714 Warrants are held by parties who are considered to be "related parties" of the Corporation.  The amendment of the Warrants constitutes a "related party transaction" under Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions ("MI 61-101").  The Corporation is relying on exemptions from the formal valuation requirements and minority shareholder approval requirements of MI 61-101 pursuant to subsection 5.5(a) of MI 61-101 and subsection 5.7(1)(a) of MI 61-101 as the fair market value of the transactions do not exceed 25% of the Corporation's market capitalization. A material change report as contemplated by the related party transaction requirements under MI 61-101 was not filed more than 21 days prior to the closing as the decision to amend the warrants was only made recently.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company incorporated in Nevada, USA. The Company's principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA. To learn more about the company, visit www.risegoldcorp.com.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

Suite 215, 333 Crown Point Circle

Grass Valley, CA 95945

T: 530.433.0188

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words or statements that certain events or conditions "may" or "will" occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.